UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2026

OPKO Health, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33528	75-2402409
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd.
Miami, Florida		33137
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 305 575-4100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OPK	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 13, 2026, OPKO Health, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the initial Note Purchase Agreement dated July 17, 2024 (the “Original Agreement”; and as amended by the Amendment, the “Amended Agreement”) with certain purchasers party thereto from time to time, its wholly-owned subsidiaries OPKO Biologics Ltd. (“OBL”) and EirGen Pharma Limited (“EirGen”) as guarantors (OBL and EirGen collectively, the “Guarantors”), and HCR Injection SPV, LLC as agent (“Agent”), pursuant to which the Company issued additional senior secured notes (the “Additional Notes”, and including the notes under the Original Agreement, the “Notes”) in an aggregate initial principal amount of One Hundred Twenty Five Million Dollars ($125,000,000). The Notes mature on July 17, 2044 and bear interest at the 3-month Secured Overnight Financing Rate (SOFR) subject to a 4.0% per annum floor, plus 7.5% per annum, consistent with the terms of the Original Agreement. Interest remains payable on the Notes on a quarterly basis determined by profit share payments received by EirGen pursuant to the profit share arrangement with Pfizer, Inc. (the “Royalty Payments”). The Notes are secured by EirGen’s royalty interest in mazdutide under a license agreement with Eli Lilly and Company dated February 25, 2010 for which EirGen receives royalty payments for sales of mazdutide in China (“Mazdutide Payments”). In the event that the aggregate amount of the Royalty Payments received by EirGen during the quarter preceding any quarterly interest payment date are less than the accrued and unpaid interest payable on such date, the excess interest payable on such date shall be paid first by the Mazdutide Payments. Any excess funds remaining after applying the Mazdutide Payments will be used to pay down the principal. The Mazdutide Payments will be capped at $187.5 million, subject to certain indemnified liabilities and expenses.

The terms of the existing notes remain as described in the Original Agreement.

The Notes are secured by the Royalty Payments and Mazdutide Payments paid to EirGen. The Guarantors have guaranteed the obligations under the Notes and have granted a security interest in certain assets of the Guarantors.

The Amended Agreement contains customary terms and covenants, including negative covenants, such as limitations on indebtedness, liens, amendments to certain material contracts and disposition of assets. The Amended Agreement also contains financial covenants, customary events of default, including defaults related to payment compliance, material inaccuracy of representations and warranties, covenant compliance, bankruptcy and insolvency proceedings, and cross-payment defaults related to certain other material indebtedness agreements.

The issuance of the Additional Notes was conducted in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and by Rule 144, and on similar exemptions under applicable state laws. Each purchaser party to the Agreement has represented that it is an “accredited investor” (as defined in Regulation D of the Securities Act) or a “qualified institutional buyer” and that it is acquiring the Additional Notes for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, and appropriate legends will be affixed to the Additional Notes.

The foregoing description of the Additional Notes and the Amended Agreement is only a summary and is qualified in its entirety by reference to the full text of the form of Additional Note and the Amended Agreement, which the Company will file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

	By:	/s/ Adam Logal
Date: August 14, 2026	Name:	Adam Logal
	Title:	Senior Vice President, Chief Financial Officer